EXHIBIT 23D


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Vulcan Materials Company on Form S-3 of our reports dated February 5, 1993, appearing in and incorporated by reference in the Annual Report on Form 10-K of Vulcan Materials Company for the year ended December 31, 1992, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche
DELOITTE & TOUCHE

Birmingham, Alabama
January 26, 1994